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                              As of March 10, 1993

Congress Financial Corporation
1133 Avenue of the Americas
New York, NY  10036

          Re:   Third Amendment to Financing Agreements

Dear Gentlemen:

   Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Co. L.P. ("Borrower") dated as of June 16, 1992 (the "Accounts Agreement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith including, the Covenant Supplement to Accounts Financing Agreement [Security Agreement] ("Covenant Supplement") and the Inventory and Equipment Security Agreement Supplement to Accounts Financing Agreement [Security Agreement] ("Inventory and Equipment Security Agreement"), as each is amended by the Amendment to Financing Agreements dated October 30, 1992 and Second Amendment to Financing Agreements dated as of January 4, 1993, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced (collectively, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein shall have the meaning set forth in the Financing Agreements.

   Borrower has requested certain modifications to the Financing Agreements and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

   In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

   1. Supplemental Loans. Section 2.1 of the Accounts Agreement, as amended by the Second Amendment, is hereby deleted in its entirety and replaced with the following:

       "2.1 You shall, in your discretion, make loans to us from time to time, at our request, of up to eighty percent (80%) of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time). Subject to the terms and conditions hereof, you

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   may also, in your discretion, make loans to us from time to time, at our request, of up to $1,000,000 in excess of such lending formula until July 29, 1993, subject to reduction thereof as hereafter set forth, (the "Supplemental Loans"); provided, however, the maximum aggregate outstanding amount of such Supplemental Loans shall not exceed the lesser of (a) $1,000,000 and (b) the sum of (i) fifty percent (50%) of the aggregate "Value" (as hereinafter defined) of our first quality (A) imported finished goods Inventory (as such term is defined in the Inventory and Equipment Security Agreement), (B) imported raw materials Inventory and (C) imported raw materials Inventory which has been manufactured in the United States into finished goods Inventory, provided, however, in each such cash such Inventory is held by us for manufacturing and/or resale in our current selling season and is acceptable to you in all respects, plus (ii) up to five percent (5%) of the Net Amount of Eligible Accounts. "Value" shall mean the lower of (a) cost computed on a first-in-first-out basis or (b) market price, as determined by you. Notwithstanding anything to the contrary contained herein the outstanding balance of Supplemental Loans shall be repaid in full on July 30, 1993."

   2. Fee. In partial consideration of the amendments to the Financing Agreements as set forth herein, Borrower agrees to pay Congress a fee in an amount equal to $7,500, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof. At Congress' option, Congress may charge such fee directly to Borrower's loan account.

   3. Inventory Reports. In addition to any reports or appraisals as to Inventory which Borrower is currently required to deliver to Congress pursuant to the Financing Agreements, Borrower shall deliver to Congress, not less than once a week, a report of its first quality imported raw materials Inventory, imported finished goods Inventory and imported raw materials Inventory that has been converted into finished goods Inventory, all in a form satisfactory to Congress.

   4. Effect and Entirety of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to


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Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties.

   5. Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

   6. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

   7. Counterparts. This Amendment may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.

                                       Very truly yours,

                                       I.C. ISAACS & CO. L.P.
                                       By: ISBUYCO, INC., General Partner
                                           By: /s/ Gerald W. Lear
                                           -------------------
                                           Title: CEO
                                           -------------------

Agreed and Accepted:
CONGRESS FINANCIAL CORPORATION
By: /s/ Alan M. Lapidus
    ---------------
Title: AVP
    ---------------
Acknowledged:
/s/ Robert J. Arnot
    ---------------
ROBERT ARNOT

/s/ Gary Brashers
    ---------------
GARY BRASHERS

/s/ Stanley Keller
    ---------------
STANLEY KELLER

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                  [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

/s/ Gerald Lear
------------
GERALD LEAR

/s/ Eugene Wielepski
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EUGENE WIELEPSKI

/s/ Ira Hechler
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IRA HECHLER

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